Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-293142, 333-291528, 333-289906, 333-284869 and 333-279671) of QT Imaging Holdings, Inc. of our report dated March 24, 2026 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BPM LLP

San Jose, California
March 24, 2026